                                                                     Exhibit 2.1

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                            STOCK PURCHASE AGREEMENT


                                      AMONG


                           WASSALL DAP HOLDINGS B.V.,


                                   WASSALL PLC


                                       AND


                                    RPM, INC.


                            Dated as of July 9, 1999



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                                TABLE OF CONTENTS

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ARTICLE I.           CERTAIN DEFINITIONS................................................................1

ARTICLE II.          SALE OF STOCK AND RELATED MATTERS..................................................7

         2.1      The Sale..............................................................................7

         2.2      Purchase Price........................................................................7

         2.3      Related Matters.......................................................................7

ARTICLE III.         THE CLOSING........................................................................8

         3.1      Time and Place of Closing.............................................................8

         3.2      Deliveries by Seller..................................................................8

         3.3      Deliveries by Buyer...................................................................9

ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF SELLER..........................................10

         4.1      Corporate Organization; Etc..........................................................10

         4.2      Capitalization of DAP US and DAP Canada..............................................10

         4.3      DAP US and DAP Canada Subsidiaries...................................................10

         4.4      Authority Relative to this Agreement.................................................11

         4.5      Consents and Approvals; No Violations................................................11

         4.6      Financial Statements.................................................................12

         4.7      Absence of Certain Changes...........................................................12

         4.8      Compliance with Law..................................................................13

         4.9      Contracts and Commitments............................................................13

         4.10     No Undisclosed Liabilities...........................................................13

         4.11     Litigation...........................................................................14

         4.12     Taxes................................................................................14

         4.13     Employee Benefit Plans; ERISA........................................................14

         4.14     Title to Properties..................................................................16

         4.15     Patents, Trademarks, Etc.............................................................16

         4.16     Insurance............................................................................16

         4.17     Environmental Matters................................................................17

         4.18     Labor Relations......................................................................18

         4.19     Brokers and Finders..................................................................18

         4.20     Inventory............................................................................18

         4.21     Trade Accounts Receivable............................................................18

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                                TABLE OF CONTENTS
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         4.22     Suppliers and Customers..............................................................19

         4.23     Year 2000 Problem....................................................................19

         4.24     Disclosed Prior Acquisition Documents; Existing Indemnities..........................19

         4.25     Relationship with Related Persons....................................................19

         4.26     Product Liability Claims.............................................................19

         4.27     Entire Business......................................................................20

ARTICLE V.           REPRESENTATIONS AND WARRANTIES OF BUYER...........................................20

         5.1      Corporate Organization; Etc..........................................................20

         5.2      Authority Relative to this Agreement.................................................20

         5.3      Consents and Approvals; No Violations................................................20

         5.4      Acquisition of Stock for Investment..................................................21

         5.5      Financial Capability.................................................................21

         5.6      Brokers and Finders..................................................................21

         5.7      Buyer's Sophistication...............................................................21

         5.8      Buyer's Business.....................................................................21

         5.9      Buyer's Deliveries...................................................................21

ARTICLE VI.          COVENANTS OF THE PARTIES..........................................................21

         6.1      Conduct of Business of the DAP Entities..............................................21

         6.2      Access to Information................................................................23

         6.3      Adjusted Trade Accounts Receivables..................................................24

         6.4      Consents and Approvals...............................................................24

         6.5      Filings..............................................................................24

         6.6      Covenant to Satisfy Conditions.......................................................25

         6.7      Further Assurances...................................................................25

         6.8      Preparation of Monthly Management Account............................................25

         6.9      Insurance Matters....................................................................25

         6.10     Intercompany Accounts................................................................26

         6.11     Travelers Letter of Credit...........................................................26

         6.12     Tax Returns..........................................................................26

         6.13     DAP Chile S.A........................................................................26
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                                TABLE OF CONTENTS
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ARTICLE VII.         EMPLOYEES AND EMPLOYEE BENEFITS...................................................27

         7.1      Employees............................................................................27

         7.2      Employee Benefit Plan................................................................27

         7.3      Indemnification......................................................................27

         7.4      COBRA................................................................................28

ARTICLE VIII.        CONDITIONS TO SELLER'S OBLIGATIONS................................................28

         8.1      Representations and Warranties True..................................................28

         8.2      Performance..........................................................................28

         8.3      No Injunction or Proceeding..........................................................28

         8.4      Consents.............................................................................28

         8.5      Shareholder Approval.................................................................28

         8.6      Related Matters......................................................................29

         8.7      Certificates.........................................................................29

         8.8      DAP Guarantee........................................................................29

         8.9      Insurance............................................................................29

ARTICLE IX.          CONDITIONS TO BUYER'S OBLIGATIONS.................................................29

         9.1      Representations and Warranties True..................................................29

         9.2      Performance..........................................................................29

         9.3      No Injunction or Proceeding..........................................................29

         9.4      Consents.............................................................................29

         9.5      Shareholder Approval.................................................................30

         9.6      Termination Letter...................................................................30

         9.7      Related Matters......................................................................30

         9.8      Certificates.........................................................................30

         9.9      FIRPTA Certificate...................................................................30

         9.10     DAP Guarantee........................................................................30

ARTICLE X.           AGREEMENTS OF WASSALL.............................................................30

         10.1     Guaranty of Wassall..................................................................30

         10.2     Wassall EGM..........................................................................30

         10.3     Cash Collateral Agreement............................................................30
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                                TABLE OF CONTENTS
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ARTICLE XI.          INDEMNIFICATION AND RELATED MATTERS...............................................31

         11.1     Indemnification......................................................................31

         11.2     Survival of Representations and Warranties...........................................32

         11.3     Limitations on Indemnification by Seller.............................................32

         11.4     Indemnification Procedures...........................................................33

         11.5     Tax Treatment of Indemnity Payments..................................................34

         11.6     Computation of Losses................................................................34

         11.7     Net Proceeds Offset..................................................................34

         11.8     Environmental Claims.................................................................35

ARTICLE XII.         TERMINATION AND ABANDONMENT.......................................................36

         12.1     Termination..........................................................................36

         12.2     Procedure and Effect of Termination..................................................36

ARTICLE XIII.        MISCELLANEOUS PROVISIONS..........................................................37

         13.1     Amendment and Modification...........................................................37

         13.2     Extension; Waiver....................................................................37

         13.3     Entire Agreement; Assignment.........................................................37

         13.4     Validity.............................................................................37

         13.5     Notices..............................................................................37

         13.6     Governing Law........................................................................39

         13.7     Submission to Jurisdiction; Consent to Service of Process............................39

         13.8     Publicity............................................................................40

         13.9     Descriptive Headings.................................................................40

         13.10    Counterparts.........................................................................40

         13.11    Fees and Expenses....................................................................40

         13.12    Parties in Interest..................................................................40

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                            STOCK PURCHASE AGREEMENT
                            Dated as of July 9, 1999

                  The parties to this agreement (the "Agreement") are Wassall DAP Holdings B.V., a Dutch corporation ("Seller"), Wassall PLC, a public limited company organized under the laws of England and Wales ("Wassall"), and RPM, Inc., an Ohio corporation ("Buyer").

                  DAP Products Inc., a Delaware corporation ("DAP US"), is currently engaged in the business of developing, manufacturing and marketing, and DAP Canada Corp., a Canadian corporation ("DAP Canada"), is currently engaged in the business of marketing, compounded products for the residential and commercial construction, repair and remodeling markets, including, among other products, caulks and sealants, glazing and filling compounds, ceramic tile and other adhesives, wood treatment products and specialty paints and coatings (the "Business").

                  Seller is the beneficial and record owner of 100 shares of DAP US Common Stock (as defined below) and one share of DAP Canada Common Stock (as defined below), which represent all the issued and outstanding capital stock of DAP US and DAP Canada, respectively.

                  Seller is a wholly-owned indirect subsidiary of Wassall.

                  Seller desires to sell, and Buyer wishes to purchase, the Shares, on the terms and conditions set forth in this Agreement.

                  The parties therefore agree as follows:

                                   ARTICLE I.
                               CERTAIN DEFINITIONS

                  "Adjusted Trade Accounts Receivable" has the meaning ascribed to such term in Section 4.21.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities and Exchange Act of 1934, as amended.


                  "Basket" has the meaning ascribed to such term in Section 11.3(a).

                  "Beecham" has the meaning ascribed to such term in Section 4.24(a).

                  "Benefit Arrangement" means a severance, termination, consulting or retirement agreement, whether written or oral, and any written or material oral employment agreement to which any DAP Entity is presently a party (excluding employment agreements which are terminable at-will).

                  "Business Day" means any day in which banks are open for business in New York City.

                  "Buyer Group" means Buyer and Buyer's Affiliates (including, from and after the Closing, the DAP Entities) and their respective successors and assigns.

                  "Buyer Indemnified Parties" has the meaning ascribed to such term in Section 11.1(a).

                  "Cash Collateral Agreement" means the Cash Collateral Account Agreement dated September 20, 1991 among USG Corporation, DAP Inc., BHI International Inc., DAP Canada, Wassall and Wassall USA Acquisition, Inc.

                  "Claim Notice" has the meaning ascribed to such term in
Section 11.4(a).

                  "Closing" means the closing of the transactions contemplated by the Agreement.

                  "Closing Date" means the date on which the Closing actually occurs and the transactions contemplated hereby become effective.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confidentiality Agreement" means the letter agreement dated March 15, 1999 between Rothschild Inc., on behalf of Wassall, and Buyer.

                  "Consent" means a consent, waiver, approval, authorization or permit.

                  "Contract" means any of the items referred to in clauses (a) through (i) of Section 4.9 hereof.

                  "DAP Canada Common Stock" means the common shares, without par value, of DAP Canada.

                  "DAP Entities" means DAP US, the Subsidiaries of DAP US, and DAP Canada collectively or taken as a whole.

                  "DAP Indemnified Parties" means the directors and officers of the DAP Entities and any employee or other person entitled to indemnification pursuant to the organizational documents of any of the DAP Entities.

                  "DAP Intercompany Debt" has the meaning ascribed to such term in Section 2.3(a).

                  "DAP US Common Stock" means the common stock, par value $0.01 per share, of DAP US.

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

                  "Deemed Net Proceeds" means with respect to any of the Net Assets Held for Sale that are not sold or disposed of to a third party on or prior to the Closing Date, $1,375,000 in the case of the Rosemont, Illinois property and $891,500 in the case of the Tipp City, Ohio office building property.

                  "Discount Note" means the Discount Note, dated May 17, 1999, payable by Wassall to DAP US, as the same may be extended, replaced or refinanced.

                  "EGM" means an extraordinary general meeting of Wassall's shareholders.

                  "Employee Lease Agreement" means the letter agreement dated as of January 1, 1999 between DAP US and Wassall USA relating to Jack Wynne.

                  "Encumbrance" means a claim, lien, encumbrance, easement, security interest, charge or restriction on transfer of any nature whatsoever.

                  "Environmental Claim" has the meaning ascribed to such term in
Section 11.8.

                  "Environmental Laws" means all applicable foreign, federal, state or local laws, rules, statutes, regulations, codes, ordinances, orders, decrees, directives, all common law decisions and any other applicable legally binding requirement of any Governmental Entity, in each case as in effect on the Closing Date, relating to pollution or protection of the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substance and Control Act, the Safe Water Drinking and Toxic Enforcement Act of 1986 and the Occupational Safety and Health Act( but only to the extent it regulates occupational exposure to Hazardous Materials) and similar state and local laws.

                  "Environmental Loss" has the meaning ascribed to such term in
Section 11.8.

                  "Environmental Permits" has the meaning ascribed to such term in Section 4.17(a).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Existing Indemnities" means the indemnification provisions contained in the purchase agreements referred to in Section 4.24(a) hereof.

                  "Financial Statements" means the (x) audited balance sheets of DAP US and the related statements of earnings, retained earnings and cash flows (including any related notes) as of and for the fiscal years ended December 31, 1997 and 1998, (y) the

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unaudited balance sheets of DAP Canada and the related statements of earnings and cash flows as of and for the fiscal years ended December 31, 1997 and 1998 and the five month period ended May 31, 1999 and (z) the unaudited balance sheet of DAP US as of May 31, 1999 and the related unaudited statement of earnings and cash flows for the five month period then ended.

                  "Foreign Plans" has the meaning ascribed to such term in
Section 4.13(b).

                  "GAAP" means generally accepted United States accounting principles as of the date hereof applied on a consistent basis during the periods involved.

                  "Governmental Entity" means a governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign.

                  "Hazardous Materials" means any substance, material or waste that is regulated, identified or classified as "hazardous," "toxic," a "pollutant," "contaminant" or words of similar meaning under any Environmental Law, including without limitation, petroleum (including crude oil or any fraction thereof), polychlorinated biphenyls ("PCBs") and asbestos.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  "Indemnification Agreements" has the meaning ascribed to such term in Section 7.3

                  "Indemnified Party" has the meaning ascribed to such term in
Section 11.4(a).

                  "Indemnifying Party" has the meaning ascribed to such term in
Section 11.4(a).

                  "Initial Determination Date" means the close of business on the date immediately preceding the Closing Date.

                  "Insurance Policies" means all insurance policies with respect to the property, assets, operations and business of the DAP Entities, whether purchased directly by or on behalf of the DAP Entities.

                  "IRS" means the Internal Revenue Service.

                  "ISRA" means the Industrial Site Recovery Act.

                  "Joint Policies" has the meaning ascribed to such term in
Section 6.9(a).


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

                  "knowledge" as applied herein to Seller means the actual knowledge of any vice president or higher officer of Wassall USA or of DAP US or the Director of Human Resources or Manager of Environmental and Regulatory Affairs of DAP US.

                  "Losses" has the meaning ascribed to such term in Section 11.1(a).

                  "Management Agreement" means the agreement dated September 20, 1991 between DAP US and Wassall USA, as amended.

                  "Net Assets Held for Sale" means the Rosemont, Illinois property and the Tipp City, Ohio office building property classified as assets held for sale in the unaudited balance sheet of DAP US as of May 31, 1999.

                  "1999 Budget" means the budget for the DAP Entities entitled "1999 DAP Budget Commentary" dated November 17, 1998, a copy of which was made available by Seller to Buyer.

                  "90 Day Period" has the meaning ascribed to such term in
Section 11.3(d).

                  "Notice Period" has the meaning ascribed to such term in
Section 11.4(a).

                  "Obligation" means an indenture, mortgage, note, bond, license, government registration, contract, lease, agreement or other instrument or obligation.

                  "Order" means an order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation.

                  "Parent Affiliate" means Wassall and any Subsidiary of Wassall that owns, directly or indirectly, Seller's capital stock.

                  "Patent and Trademark Rights" means all United States and foreign patents and patent applications, and all United States and foreign trademarks, service marks, trade dress, domain names and copyrights for which registrations have been issued or applications filed therefor and all tradenames, assumed or fictitious names, which are owned or used by any DAP Entity or in which any DAP Entity holds any right, title or interest.

                  "Person" means any individual, corporation, limited liability company, partnership, trust or other entity of whatever nature.

                  "Plan" means each "employee benefit plan" as such term is defined in Section 3(3) of ERISA, and any severance, bonus or other incentive compensation, deferred compensation, relocation, tuition assistance, stock purchase, stock option or award, vacation or disability plans, programs or policies, whether written or otherwise, that any of the DAP Entities maintains or contributes to on behalf of its current or former employees for which any DAP Entity has any potential liability.

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

                  "Purchase Price" means an amount equal to U.S. $290,000,000 PLUS $18,346,000 which is the principal amount of the Discount Note (together with any interest earned thereon) PLUS the Sale Net Proceeds, if any, MINUS the principal amounts and the make-whole amounts of the DAP Intercompany Debt as of the Closing Date MINUS the transaction bonuses (which as of the date hereof amount to $1,018,116) estimated to be payable to employees of the DAP Entities in connection with the consummation of the transactions contemplated hereby, which transaction bonuses will be set forth in a notice provided by Seller to Buyer not less than three days prior to the Closing Date.

                  "Returns" has the meaning ascribed to such term in Section 4.12(a).

                  "Sale Net Proceeds" means with respect to any of the Net Assets Held for Sale that are sold or disposed of to a third party between the date hereof and the Closing Date, the proceeds (net of brokerage expenses and other expenses directly related to such sale or other disposition) of such sale or other disposition.

                  "Schering-Plough" has the meaning ascribed to such term in
Section 4.24(a).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Segregated Account" has the meaning ascribed to such term in
Section 2.3(a).

                  "Selected Agreements" means the agreements identified on
Section 1 of the Disclosure Schedule.

                  "Seller Receivable" has the meaning ascribed to such term in
Section 11.3(d).

                  "Shares" means, collectively, all of the outstanding DAP US Common Stock and the DAP Canada Common Stock.

                  "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of stock entitled to vote in the election of directors or managers thereof is at the time owned or controlled, directly or indirectly, by such Person.

                  "Taxes" means all taxes, assessments and charges imposed by any federal, state, local or foreign taxing authority including interest, penalties and additions thereto.

                  "Termination Letter" means a letter terminating the Management Agreement and the Employee Lease Agreement in the form of Annex A hereto.

                  "Travelers Letter of Credit" has the meaning ascribed to such term in Section 2.3(c).

                  "USG" has the meaning ascribed to such term in Section
4.24(a).

                  "USG Agreement" has the meaning ascribed to such term in
Section 4.24(a).

                  "Wassall Group" means Seller and Seller's Affiliates excluding, from and after the Closing, any DAP Entity.

                  "Wassall USA" means Wassall USA, Inc., a Delaware corporation.

                  "Year 2000 Problem" has the meaning ascribed to such term in
Section 4.23.

                                  ARTICLE II.
                        SALE OF STOCK AND RELATED MATTERS

         2.1 THE SALE. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller will sell, assign, transfer and deliver to Buyer, and Buyer will purchase from Seller, the Shares.

         2.2 PURCHASE PRICE. In consideration of the aforesaid sale, assignment, transfer and delivery of the Shares at the Closing, Buyer will pay or cause to be paid to Seller, in cash, the Purchase Price. Of the Purchase Price, U.S. $5,000,000 will be allocated to the DAP Canada Common Stock and the balance to the DAP US Common Stock.

         2.3 RELATED MATTERS

         (a) U.S. $18,346,000, together with any interest earned thereon, is being held by DAP US in a segregated account (the "Segregated Account"), and such amount shall not be removed or otherwise used by Seller or DAP US other than to be applied towards repayment of (1) that certain 9.14% Note due 2005 dated June 15, 1995 in the principal amount of U.S. $41,800,000 payable by DAP US to Wassall Finance Inc. and (2) that certain letter agreement between Wassall Finance Inc. and DAP US with respect to a $26,000,000 credit facility, as amended (together, the "DAP Intercompany Debt"). At any time prior to the Closing Date, Seller may, but shall be under no obligation to, cause DAP US to pay all or a portion of the amount referred to in the immediately preceding sentence to Wassall Finance Inc. to be applied towards repayment of the DAP Intercompany Debt.

         (b) At the Closing, Buyer shall cause DAP US to, and if necessary shall pay to DAP US an amount sufficient to, pay to Wassall Finance Inc. an amount equal to the outstanding indebtedness (including accrued and unpaid interest thereon and the make-whole amount with respect thereto) as of the Closing Date under the DAP Intercompany Debt. As of the date immediately preceding the date hereof, the principal amounts outstanding under the instruments described in clauses (1) and (2) above are $41,800,000 and $16,000,000, respectively, and the accrued and unpaid interest with

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

respect thereto are $240,746 and $92,152 respectively, and the estimated make-whole amounts with respect thereto are $3,597,720 and $1,366,400, respectively. Not less than three days prior to the Closing Date, Seller will provide Buyer with written notice setting forth the aggregate amounts that will be outstanding (inclusive of interest and the make-whole amounts) as of the Closing Date under the DAP Intercompany Debt, it being understood that Seller will provide a revised notice if any of the make-whole amounts change between the date of such notice and the Closing.

         (c) At or prior to the Closing:

              (i) Buyer shall cause Seller and its Affiliates to be discharged from (or will, as contemplated by Section 6.11, indemnify them against) any and all costs, liabilities and obligations relating to the letter of credit in the amount of U.S. $2,000,000 in favor of The Travelers Indemnity Company (the "Travelers Letter of Credit").

              (ii) DAP US shall pay to Wassall USA all amounts owing under each of the Employee Lease Agreement and the Management Agreement. As of the date immediately preceding the date hereof, the estimated amount outstanding under each such agreement is $12,500 (exclusive of the out-of-pocket expenses payable thereunder) and $125,000, respectively.

              (iii) To the extent necessary, Buyer shall cause DAP US to refinance its short term credit facility with National City Bank, Dayton Branch. As of the date immediately preceding the date hereof, the principal amount outstanding under such facility is $5,500,000.

                                  ARTICLE III.
                                  THE CLOSING

         3.1 TIME AND PLACE OF CLOSING. Upon the terms and subject to the conditions contained in this Agreement, the Closing will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 9:30 A.M. (local time) on the first Business Day following the satisfaction or waiver of all conditions set forth in Articles VIII and IX hereof but no earlier than July 30, 1999, or at such other place or time or both as the parties may agree.

         3.2 DELIVERIES BY SELLER. At the Closing, Seller will deliver or cause to be delivered the following to Buyer:

             (a) Stock certificates representing the Shares accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer.

             (b) The resignations of all members of the Board of Directors of each of the DAP Entities.

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

             (c) The evidence and certificates contemplated by Sections 9.7, 9.8 and 9.9 hereof.

             (d) The Termination Letter.

             (e) Copies of all Consents referred to in Section 9.4.

             (f) A copy of the resolutions of the board of directors of each of Wassall and Seller authorizing the execution, delivery and performance, respectively, of this Agreement, and a certificate of each of their respective secretaries or assistant secretaries, dated as of the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect.

             (g) An opinion of Weil, Gotshal & Manges LLP, U.S. counsel for Seller and Wassall, Weil, Gotshal & Manges, U.K. counsel for Wassall and of Loeff Claeys Verbeke, Dutch counsel for Seller, each addressed to Buyer and dated the Closing Date, substantially in the forms attached hereto as Annex B.

             (h) A certificate of good standing of DAP US from the Secretary of State of the State of Delaware and a certificate of status of DAP Canada from the Ministry of Consumer and Commercial Relations of the Province of Ontario, each dated not more than 30 days prior to the Closing.

             (i) Such other documents as Buyer may reasonably request.

         3.3 DELIVERIES BY BUYER. At the Closing, Buyer will deliver or cause to be delivered the following to Seller:

             (a) The Purchase Price in immediately available funds without any deduction or withholding for any tax or other governmental charges to an account, which account will be designated in writing by Seller at least three Business Days prior to the Closing.

             (b) The evidence and certificate contemplated by Sections 8.6 and
8.7 hereof.

             (c) Copies of all Consents referred to in Section 8.4.

             (d) A copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement, and a certificate of the secretary or assistant secretary of Buyer, dated as of the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect.

             (e) An opinion of Calfee Halter & Griswold LLP, counsel for Buyer, addressed to Seller and Wassall and dated the Closing Date, substantially in the form attached hereto as Annex C.

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

             (f) Such other documents as Seller may reasonably request.

                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

           Seller hereby represents and warrants to Buyer as follows:

         4.1 CORPORATE ORGANIZATION; ETC. Each of Seller, DAP US and DAP Canada is a corporation duly organized, validly existing, and DAP US is in good standing, under the laws of the respective jurisdiction of its incorporation. Each of DAP US and DAP Canada has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets. Each of the DAP Entities is qualified or licensed to do business as a foreign corporation or act as a provincial corporation and DAP US is in good standing in each jurisdiction in which ownership of property or the conduct of its business requires such qualification or license. Section 4.1 of the Disclosure Schedule sets forth an accurate, complete and correct list of all jurisdictions in which DAP US and DAP Canada are qualified or licensed to do business or act as a provincial corporation. True and complete copies of the Certificate and Articles of Incorporation (including all Articles of Amendment) and By-Laws (or other comparable governing documents) of each of DAP US and DAP Canada, as presently in effect, have been heretofore delivered to Buyer.

         4.2 CAPITALIZATION OF DAP US AND DAP CANADA. The authorized capital stock of DAP US consists of 1,000 shares of DAP US Common Stock and the authorized capital stock of DAP Canada consists of an unlimited number of shares of DAP Canada Common Stock, of which the Shares are the only shares issued and outstanding as of the date hereof. Seller is the record and beneficial owner of the Shares, and Seller has good and valid title to such Shares, free and clear of all Encumbrances, except as set forth in Section 4.2(a) of the Disclosure Schedule. All the Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. Except as set forth in Section 4.2(b) of the Disclosure Schedule, there are no outstanding (a) securities convertible into or exchangeable for the capital stock of DAP US or DAP Canada, (b) options, warrants or other rights to purchase or subscribe for capital stock of DAP US or DAP Canada or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of DAP US or DAP Canada, any such convertible or exchangeable securities or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, DAP US or DAP Canada is subject or bound. The consummation of the transactions contemplated hereby will convey to Buyer good and valid title to the Shares, free and clear of all proxies, voting agreements and, except as set forth in Section 4.2(a) of the Disclosure Schedule and those created in favor of Buyer under this Agreement, other Encumbrances.

         4.3 DAP US AND DAP CANADA SUBSIDIARIES. Each Subsidiary of DAP US is listed in Section 4.3(a) of the Disclosure Schedule together with its jurisdiction of incorporation or organization and the percentage interest held directly or indirectly by

DAP US. DAP Canada does not have any Subsidiaries. All issued and outstanding capital stock of the DAP US Subsidiaries is validly issued, fully paid and nonassessable, and, except as set forth in Section 4.3(b) of the Disclosure Schedule, is owned, directly or indirectly, by DAP US, free and clear of all Encumbrances. There are no outstanding (a) securities convertible into or exchangeable for the capital stock of any of the DAP US Subsidiaries, (b) options, warrants or other rights to purchase or subscribe for capital stock of any of the DAP US Subsidiaries or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of any of the DAP US Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights pursuant to which, in any of the foregoing cases, DAP US or its Subsidiaries is subject or bound. Each Subsidiary of DAP US is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and carry on its business as presently conducted.

         4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller and Wassall have all requisite corporate authority and power to execute and deliver this Agreement subject to the approval by the holders of a majority of the ordinary shares of Wassall. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller and Wassall have been duly and validly authorized by all required corporate action and, upon receipt of the approval of Wassall's shareholders, no other corporate proceedings on the part of Seller or its Parent Affiliates are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and Wassall and, assuming this Agreement has been duly authorized, executed and delivered by Buyer, constitutes a valid and binding agreement of Seller and Wassall, enforceable against Seller and Wassall in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in
Section 4.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Seller or Wassall nor the consummation of the transactions contemplated hereby by Seller or Wassall will (a) conflict with or violate any provision of the Certificate or Articles of Incorporation or By-Laws (or other comparable governing documents) of Seller, any Parent Affiliate or any DAP Entity, (b) require any material Consent of, or filing with or notification to, any Governmental Entity, except under ISRA and for compliance with the applicable requirements of the HSR Act under which all required waiting periods have expired, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to repay) under, any of the terms, conditions or provisions of any material Obligation to which Seller, any Parent Affiliate or any

DAP Entity is a party or by which Seller, any Parent Affiliate or any DAP Entity or any of their respective property or assets may be bound including, without limitation, the Selected Agreements, except such violations, breaches and defaults as to which requisite waivers or consents have been, or will be prior to Closing, obtained, (d) violate any Order of any Governmental Entity applicable to Seller, any Parent Affiliate or any DAP Entity, (e) result in the creation of any Encumbrance against or with respect to the Shares or any assets of any DAP Entity, or (f) assuming the correctness of Buyer's representation and warranty contained in Section 5.8, entitle the counterparties to the Selected Agreements to exercise the rights described in Section 4.2(a) of the Disclosure Schedule.

         4.6 FINANCIAL STATEMENTS. Schedule 4.6 of the Disclosure Schedule sets forth the Financial Statements. The Financial Statements fairly present the financial position and earnings and cash flows of DAP US or DAP Canada, as the case may be, and, in the case of DAP US, retained earnings, in each case as of the dates or for the periods presented therein in conformity with GAAP, except as otherwise noted therein.

         4.7 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 4.7 of the Disclosure Schedule, since December 31, 1998, the DAP Entities have not (a) suffered any material adverse change in their business, operations or financial position, (b) suffered any material damage, destruction or loss, whether covered by insurance or not, to their properties, assets or business, (c) conducted their business in any material respect not in the ordinary and usual course consistent with past practice, except pursuant to the terms of this Agreement,
(d) changed in any respect any accounting principle or policy, (e) except in the ordinary course of business consistent with past practice, sold, transferred or otherwise disposed of, any of their material properties or assets, (f) made any loan to, or (except for transactions entered into at arms' length in the ordinary course of business) entered into any other transaction with, any of their consultants or agents that are natural persons, directors or officers or their stockholders or any of the Parent Affiliates, other than among or between any of the DAP Entities, (g) made any capital expenditures in the aggregate in excess of that contemplated by the 1999 Budget, (h) sold any of their inventory other than in the ordinary course of business, (i) made any payments to Affiliates other than among or between any of the DAP Entities or in the ordinary course of business, (j) made any declaration, setting aside or payment of any dividend or other distribution in respect of their capital stock or any direct or indirect redemption, retirement, purchase or other acquisition by them of any shares of their capital stock, (k) incurred any indebtedness for borrowed money other than indebtedness incurred under the DAP Intercompany Debt and the instrument described in clause (iii) of Section 2.3(c) hereof or among or between any of the DAP Entities, (l) made any change in existing credit arrangements with any bank or other institution, (m) entered into or assumed any contract, agreement, arrangement, lease (as lessor or lessee), license or other commitment, whether written or oral, involving more than $50,000 in each instance, except in the ordinary course of business, (n) made any payment of, or commitment to pay, any severance or termination pay to any officer, director, consultant that is a natural person or stockholder, (o) discharged or satisfied any material Encumbrance or paid any liability, except in the ordinary course of business, (p) waived or released any material rights, (q) canceled or compromised any debts owed to them or known claims against others exceeding $50,000 in the aggregate, other than in good faith and in the ordinary course of business, (r) wrote off or reduced any accounts receivable other than in good faith and in the ordinary course of business, (s) suffered or experienced a strike, work stoppage, material slowdown or other material labor dispute, or (t) made any sale, transfer or grant of any rights under any leases, licenses, agreements, patents, inventions, trademarks, tradenames, service marks, copyrights or with respect to any trade secrets or know-how, other than in the ordinary course of business.

         4.8 COMPLIANCE WITH LAW. Except as set forth in Section 4.8(a) of the Disclosure Schedule, each DAP Entity has complied and is currently in compliance with all applicable Orders of any Governmental Entity in all material respects. Except as set forth in Section 4.8(b) of the Disclosure Schedule, each DAP Entity has all material governmental licenses and permits necessary to conduct its business as currently conducted.

         4.9 CONTRACTS AND COMMITMENTS. Section 4.9(a) of the Disclosure Schedule sets forth a complete list of all (a) Benefit Arrangements, (b) collective bargaining agreements to which any DAP Entity is a party, (c) agreements which require aggregate future payments by or to any DAP Entity of more than $100,000 which are not terminable by such DAP Entity on less than ninety days' notice without penalty (other than purchase orders entered into in the ordinary course of business), including, without limitation, the USG Agreement, (d) agreements containing covenants limiting the freedom of any DAP Entity to compete with any person in any line of business or in any area or territory, (e) license agreements with respect to the Patent and Trademark Rights, (f) indentures, mortgages and notes or other debt instruments evidencing indebtedness of any DAP Entity, (g) agreements between any of the DAP Entities and any member of the Wassall Group (excluding the DAP Entities), (h) leases for real property to which any DAP Entity is a party and (i) agreements to which any DAP Entity is a party under which it has advanced or loaned any amount to any of its directors or officers other than in the ordinary course of business. Except as set forth in Section 4.9(b) of the Disclosure Schedule, all of the Contracts are in full force and effect and, as to each Contract, there does not exist thereunder any default on the part of any DAP Entity, or to the best of Seller's knowledge, any other party thereto. Except as set forth in this Agreement or in
Section 4.9(c) of the Disclosure Schedule, no DAP Entity is a party to any agreement which would require any payment to be made by such DAP Entity to any other party in connection with the consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional acts or events).

         4.10 NO UNDISCLOSED LIABILITIES. The DAP Entities have no liability (whether accrued, absolute, contingent or otherwise and whether known or unknown) other than liabilities (a) of a nature not required to be disclosed or reflected in a balance sheet prepared in accordance with GAAP or the notes thereto, (b) reflected or reserved against (to the extent of the reserves therefor) in the Financial Statements (or, to the extent expressly quantified therein, in the notes thereto), (c) incurred or arising in the ordinary course of business since December 31, 1998, or (d) with respect to the matters described in the Disclosure Schedule (including, without limitation, Section
4.10 thereof).

         4.11 LITIGATION. Except as set forth in Section 4.11 of the Disclosure Schedule, as of the date hereof, there is no action, suit or proceeding before any Governmental Entity pending or, to the knowledge of Seller, threatened, against any of the DAP Entities.

         4.12 TAXES. (a) Except as set forth in Section 4.12(a) of the Disclosure Schedule, each of the DAP Entities has duly and timely (after giving effect to extensions) filed all federal income and all other material returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by (or with respect to) each in respect of any Taxes. Except as set forth in Section 4.12(a) and 4.12(b) of the Disclosure Schedule, all Taxes due and owing by any of the DAP Entities have been paid or adequately provided for, net of any reserves provided therefor in the Financial Statements. Except as set forth in Section 4.12(c) of the Disclosure Schedule, as of the date hereof there are no audits or similar proceedings by any taxing authority pending with respect to Taxes of any DAP Entity. No DAP Entity has, with respect to any assets or property held, filed a consent to the application of Section 341(f) of the Code.

             (b) DAP US is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the five-year period ending on the Closing Date.

             (c) Except as set forth in Section 4.12(d) of the Disclosure Schedule, no DAP Entity is a party to or bound by any Tax allocation, Tax indemnity or Tax sharing agreement that obligate it to make payment to another Person.

         4.13 EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 4.13(a) of the Disclosure Schedule contains a complete list of all Plans; provided, however, that the failure to schedule a Plan shall not be a breach of representation unless such unscheduled Plan is a material Plan. With respect to each Plan, each of DAP US and DAP Canada has heretofore delivered or made available to Buyer, to the extent applicable: (i) true and complete copies of each Plan (including all amendments), (ii) complete copies of the most recent Form 5500 filed for the past three years with respect to each Plan with the IRS and (iii) copies of the most recent IRS determination letters issued with respect to each Plan. None of the Plans is a multiemployer plan within the meaning of Section 3(37) of ERISA.

             (b) Except as set forth in Section 4.13(b) of the Disclosure Schedule, (i) there have been no non-exempt prohibited transactions within the meaning of Section 406 of the ERISA, or Section 4975 of the Code with respect to any of the Plans; (ii) there is no outstanding liability under Title IV of ERISA with respect to any of the Plans other than for payment of premiums to the PBGC (which have been paid when due) or contributions not yet due; (iii) the PBGC has not instituted proceedings to terminate any of the Plans; (iv) none of the Plans has incurred any "accumulated funding deficiency"

(as defined in Section 302 of ERISA and Section 412 of the Code) whether or not waived, as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement for which there is any outstanding deficiency or liability and since such date, there has not been a material adverse change in the funded status of any Plan; (v) each of the Plans has been operated and administered in accordance with its terms and applicable laws except for any failures that would not result in a liability (including any Tax or penalty under ERISA, the Code or any foreign law, the cost to correct such failure and reasonable professional fees) material to the relevant Plan; (vi) to the knowledge of Seller, each DAP Entity has the right to amend or terminate, without the consent of any other person, any Plan, except as proscribed by law;
(vii) each of the Plans and any related trusts are, and for all prior periods (for which the statute of limitations is open) have been, "qualified" within the meaning of Sections 401(a) and 501(a) of the Code, have been determined by the IRS to be so qualified and nothing has occurred since the date of such determination letters which would adversely affect the qualified status of such plans and trusts and which could result in a material liability (as defined in subparagraph (v) above); (viii) there are no actions, suits or written claims pending (other than routine claims for benefits) or, to the best knowledge of each DAP Entity, threatened against any Plan or the assets thereof; (ix) no DAP Entity maintains any Plan under which it would be obligated to pay benefits because of the consummation of the transaction contemplated by this Agreement;
(x) there are no unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA with respect to any defined benefit plan maintained by any DAP Entity, as determined under the actuarial assumptions used in the most recent valuation report for the Plan; (xi) no DAP Entity has taken any actions to terminate any Plan for which there is any outstanding liability; (xii) no "reportable event" (as defined in ERISA and the regulations thereunder, but excluding any such event for which the thirty day notice requirement has been waived) has occurred with respect to any Plan; (xiii) no DAP Entity is required, nor has it ever been required, to contribute with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA for which there is any outstanding liability; (xiv) each DAP Entity has made or properly accrued on the books and records (as of the end of the month prior to the Closing Date) of the appropriate DAP Entity all contributions (including periodic installments) required by law or contract to be made to any Plan; (xv) no Plan by its terms is designed to provide benefits for persons who are not active employees or directors of a DAP Entity; (xvi) to the knowledge of Seller, except with respect to the Plans currently maintained by each DAP Entity, no DAP Entity has any liability of any nature, whether absolute or contingent, with respect to any Plan which was in the past maintained by it or to which it was required to contribute; (xvii) to the knowledge of Seller, no DAP Entity has any liability of any nature, whether absolute or contingent, with respect to any Plan which was in the past or is currently maintained by any other sponsor or to which any other employer or sponsor was in the past or is currently required to contribute; and (xviii) with respect to each Plan that is maintained outside the United States and covers employees substantially all of whom are employed outside the United States (the "Foreign Plans"): (a) all employer and employee contributions to and payments from each Foreign Plan required by law or by the terms of such plan have been made, or, if applicable, accrued in accordance with normal accounting practices; and (b) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Entities except for any failures that would not result in a liability (including any Tax, penalty, the cost to correct such failure and reasonable professional fees) material to the relevant Foreign Plan.

         4.14 TITLE TO PROPERTIES. Each DAP Entity has good, valid and, in the case of real property, marketable fee simple, title to all of the assets and properties which it owns and which are reflected on the Financial Statements (except for assets and properties sold, consumed or otherwise disposed of by a DAP Entity in the ordinary course of business since December 31, 1998 or any Net Assets Held for Sale which are sold or disposed of on or prior to Closing), and such assets and properties are owned free and clear of all Encumbrances, except for (i) Encumbrances listed in Section 4.14 of the Disclosure Schedule, (ii) liens for current Taxes not yet due and payable or for Taxes the validity of which is being contested in good faith, (iii) Encumbrances to secure indebtedness reflected on the Financial Statements, (iv) mechanic's, materialmen's and other Encumbrances which have arisen in the ordinary course of business and which, in the case of such other Encumbrances, are not material in the aggregate, (v) zoning, entitlement, building and other land use and environmental regulations by any Governmental Entity, provided that such regulations have not been materially violated and (vi) such other imperfections in title, including Encumbrances which do not materially interfere with the present use or marketability of any assets or property subject thereto or affected thereby.

         4.15 PATENTS, TRADEMARKS ETC. Section 4.15(a) of the Disclosure Schedule sets forth a list of the Patent and Trademark Rights. Section 4.15(a) of the Disclosure Schedule also sets forth the owner or licensor and any licensee of the Patent and Trademark Rights. Except as set forth in Section 4.15(b) of the Disclosure Schedule, (a) DAP US and DAP Canada own or possess adequate licenses or other valid rights to use all registered Patent and Trademark Rights and, to the knowledge of Seller, all unregistered Patent and Trademark Rights, (b) the Patent and Trademark Rights are, to the knowledge of Seller, valid and the validity of the Patent and Trademark Rights and the title thereto of DAP US or DAP Canada are not being questioned in any litigation to which any of the DAP Entities is a party nor, to the knowledge of Seller, is any such litigation threatened and (c) to the knowledge of Seller (i) the conduct of the business of each DAP Entity as now conducted does not infringe or otherwise conflict with any registered patents, trademarks, service marks, trade dress, domain names, trade names or copyrights of others and (ii) none of the DAP Entities has received written notice alleging any such conflict.

         4.16 INSURANCE. The Insurance Policies are in full force and effect and none of the DAP Entities is in material default of any provision thereof. DAP US has heretofore delivered or made available to Buyer copies of all Insurance Policies that have been issued by carriers. Seller makes no representation or warranty that such Insurance Policies will be continued or are continuable after the Closing.

         4.17 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.17 of the Disclosure Schedule, (a) the DAP Entities have timely obtained, complied with and currently possess all material permits, licenses or authorizations required by Environmental Laws (the "Environmental Permits"), none of which shall be adversely affected or lost as a result of the transactions contemplated by this Agreement, and are in material compliance with all such Environmental Permits and applicable Environmental Laws.

             (b) No DAP Entity has received any written claims of noncompliance with or potential liability under Environmental Laws with respect to any on-site facility owned or operated by any DAP Entity or off-site location to or at which any Hazardous Material owned or possessed by any DAP Entity was transported, treated, stored or disposed of including, but not limited to, claims of potential liability or alleged noncompliance with Environmental Law as a result of a release of Hazardous Materials, which Environmental Claim is pending or unresolved, and, to the knowledge of Seller, no such Environmental Claims have been threatened against any of the DAP Entities.

             (c) No DAP Entity is subject to any pending or unresolved order, writ, judgment, injunction, decree or agreement (other than the USG Agreement) relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Materials under any Environmental Law and no DAP Entity has received any written communication alleging that such DAP Entity is or may be responsible for any investigation or cleanup of Hazardous Materials under any Environmental Law.

             (d) To the knowledge of Seller, there are no underground storage tanks located on any real property currently or formerly owned or operated by any DAP Entity and no underground storage tanks have been removed from any real property owned or operated by any DAP Entity.

             (e) To the knowledge of Seller, there are no friable asbestos-containing materials or friable presumed asbestos-containing materials, electrical transformers containing PCBs that are owned by the DAP Entities, or urea formaldehyde foam insulation located on any real property owned or operated by any DAP Entity.

             (f) To the knowledge of Seller, there has not been a release of Hazardous Materials at or from any property currently or formerly owned or operated by any of the DAP Entities that could reasonably be expected to result in any DAP Entity incurring material costs and liabilities under Environmental Laws.

             (g) To the knowledge of Seller, the DAP Entities have not operated any landfills, surface impoundments, or injection wells, on any part of the real property currently or formerly owned or operated by the DAP Entities.

             (h) Seller has made available to Buyer copies of all material written environmental assessments, investigations, audits, or other environmental reports prepared by Seller, any DAP Entity or any environmental consultants retained by Seller or any of the DAP Entities relating to any real property owned or operated by a DAP Entity.

         4.18 LABOR RELATIONS. Except as set forth in Section 4.18(a) of the Disclosure Schedule, none of the employees of any DAP Entity is covered by a collective bargaining agreement. No election or, to the knowledge of Seller, unionization drive is currently being conducted with respect to any employees of DAP US. Except as set forth in Section 4.18(b) of the Disclosure Schedule, as of the date hereof, there is no unfair labor practice complaint or other proceeding against DAP US pending before the National Labor Relations Board, and there is no labor strike pending or, to the knowledge of Seller, threatened against DAP US.

         4.19 BROKERS AND FINDERS. Except for Rothschild Inc., whose fees will be paid by Seller, none of Seller, the Parent Affiliates, the DAP Entities or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         4.20 INVENTORY. Each of the DAP Entities' inventories are good and usable, not obsolete and reasonably capable of being sold, used or consumed in the usual and ordinary course of business as now conducted, and are valued in accordance with GAAP at the lower of cost (determined on the first-in, first-out method) or market with all obsolete items and items significantly below standard quality having been written down to net realizable market or scrap value, or having been adequately reserved for such that the net amount reflected on the Financial Statements is equal to their net realizable market or scrap value.

         4.21 TRADE ACCOUNTS RECEIVABLE. All of the trade accounts receivable of the DAP Entities shown on their respective books as of the Initial Determination Date will arise in the ordinary course of business, and will be collectible in full within 90 days after the due date reflected on the invoice. For purposes of this Agreement, trade accounts receivable shown on the books and records of the DAP Entities as of the Initial Determination Date shall be calculated by subtracting from the gross trade accounts receivable of the DAP Entities (determined without regard to any intercompany transactions between the DAP Entities) the aggregate amount of any reserves, provisions or allowances on the books and records of the DAP Entities on the Initial Determination Date for (1) cash discounts, (2) claims, (3) bad debts and (4) returns (the "Adjusted Trade Accounts Receivable"). For purposes of this Agreement, the aggregate amount of trade accounts receivable collected shall be the aggregate amount of the Adjusted Trade Accounts Receivable actually collected by Buyer and the DAP Entities plus the amount of any set-offs taken by customers with respect to other obligations, including, without limitation, quantity discounts, growth incentives, co-op advertising and distributor partnerships. Notwithstanding anything in this Agreement to the contrary, all returns of finished goods by customers after the Closing of finished goods sold prior to the Closing shall reduce the aggregate amount of the trade accounts receivable as of the Initial Determination Date valued at the standard cost of the relevant DAP Entity.

         4.22 SUPPLIERS AND CUSTOMERS. Except as set forth on Section 4.22 of the Disclosure Schedule, none of the five largest suppliers to or 20 largest customers of the DAP Entities, as measured by the dollar amount of purchases therefrom or thereby during the fiscal year ended December 31, 1998, nor any supplier who is the sole source of supply of any product essential to the DAP Entities' businesses, has cancelled or otherwise terminated, or, to the knowledge of Seller, threatened to cancel or otherwise terminate, its relationship with the DAP Entities between December 31, 1998 and the close of business on the date immediately prior to the date hereof.

         4.23 YEAR 2000 PROBLEM. DAP US has developed and is implementing a program to address on a timely basis the risk that computer applications used by the DAP Entities may be unable properly to recognize and perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem") and reasonably anticipates that they will on or prior to December 31, 1999 successfully resolve the Year 2000 Problem for all material computer applications used by them.

         4.24 DISCLOSED PRIOR ACQUISITION DOCUMENTS; EXISTING INDEMNITIES. (a) Seller has delivered to Buyer true and correct copies of the Asset Purchase Agreement dated as of August 23, 1991 among Wassall, USG Corporation ("USG"), BHI International Inc., DAP Inc. and DAP Canada Inc. and all amendments and modifications thereto (the "USG Agreement"). Seller has delivered to Buyer true and correct copies of the Purchase Agreement dated as of August 17, 1987 among Beecham Holdings Inc. ("Beecham") and USG Industries, Inc. and all amendments and modifications thereto, and the Purchase and Sale Agreement, dated January 24, 1983 among Plough, Inc., Schering-Plough Corporation ("Schering-Plough") and Beecham and all amendments and modifications thereto in each case, to the extent that such documents are in the possession of Seller.

             (b) Section 4.24(a) to Disclosure Schedule contains a true and complete list of all outstanding claims for environmental and product liability indemnification made by Seller or any of its Affiliates directly to USG, Beecham and/or Schering Plough since January 1, 1994. Except as set forth on Section 4.24(b) to the Disclosure Schedule, to the knowledge of Seller, there are no disputes between Seller or any of its Affiliates, on the one hand, and USG, Beecham and/or Schering Plough on the other hand, with respect to environmental or product liability indemnification.

         4.25 RELATIONSHIP WITH RELATED PERSONS. Neither Seller, nor any of the Parent Affiliates, nor any director or officer thereof, has any ownership interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the Business, other than (i) intercompany transactions undertaken in the ordinary course of business consistent with past practice and as reflected in the Financial Statements or
(ii) as disclosed elsewhere in this Agreement or the Disclosure Schedule.

         4.26 PRODUCT LIABILITY CLAIMS. Section 4.26 of the Disclosure Schedule contains a complete and accurate list of all outstanding written claims, as of the Business Day immediately preceding the date hereof, arising from or alleged to arise from (i) any actual or alleged injury to Persons or property as a result of the use of any product manufactured by any of the DAP Entities, or (ii) a breach of warranty of any product manufactured by any of the DAP Entities which , in either case, alleges damages in excess of $15,000 and that are not otherwise reflected in
Section 4.11 of the Disclosure Schedule.

         4.27 ENTIRE BUSINESS. The assets and properties of the DAP Entities are sufficient to enable them to conduct their operations after the Closing substantially as they are currently being operated.

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to Seller as follows:

         5.1 CORPORATE ORGANIZATION; ETC. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets.

         5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has all requisite corporate authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement has been duly authorized, executed and delivered by Seller, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in
Section 5.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby by Buyer will (a) conflict with or violate any provision of its Articles of Incorporation or Code of Regulations, (b) require any material Consent of, or filing with or notification to, any Governmental Entity, except for compliance with the applicable requirements of the HSR Act under which all required waiting periods have expired, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to repay) under, any of the terms, conditions or provisions of any material Obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound or (d) violate any Order of any Governmental Entity applicable to Buyer.

         5.4 ACQUISITION OF STOCK FOR INVESTMENT. Buyer is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration under the Securities Act.

         5.5 FINANCIAL CAPABILITY. Buyer has, and on the Closing Date will have, sufficient funds to effect the Closing and all other transactions contemplated by this Agreement.

         5.6 BROKERS AND FINDERS. Except for Chase Securities, Inc. whose fees will be paid by Buyer, none of Buyer or any of its officers, directors or employees has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         5.7 BUYER'S SOPHISTICATION. Buyer is an informed and sophisticated purchaser, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Buyer acknowledges that in entering into this Agreement, Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by any of Seller, the Parent Affiliates or the DAP Entities (or any of their respective agents or representatives), which are not expressly set forth in writing in this Agreement.

         5.8 BUYER'S BUSINESS. Neither Buyer nor any of its Affiliates is engaged in the production of silicone from silicon metal.

         5.9 BUYER'S DELIVERIES. Buyer has delivered to Seller true and complete copies of all compliance investigations and remediation reviews prepared on behalf of Buyer with respect to environmental, health and safety affairs of the DAP Entities.

                                  ARTICLE VI.
                            COVENANTS OF THE PARTIES

         6.1 CONDUCT OF BUSINESS OF THE DAP ENTITIES. Except as contemplated by this Agreement, as set forth in Section 6.1 of the Disclosure Schedule or with the prior written consent of Buyer during the period from the date of this Agreement to the Closing Date, Seller will cause each of the DAP Entities to (i) conduct its business and operations in the ordinary course of business consistent with past practice except as contemplated by the terms of this Agreement and (ii) use all commercially reasonable efforts consistent therewith to preserve intact its properties, assets and business organizations, to keep available the services of its officers and employees and to maintain satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships with it, in each case in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement or as contemplated hereby or as set forth in Section 6.1 of the Disclosure Schedule, Seller will cause the DAP Entities not to, prior to the Closing Date, without the prior written consent of Buyer:

             (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities or (ii) any other securities in respect of, in lieu of, or in substitution for, the shares of capital stock of any of the DAP Entities outstanding on the date hereof;

             (b) declare or pay any dividend or distribution on any shares of DAP US Common Stock or DAP Canada Common Stock;

             (c) redeem, purchase or otherwise acquire any outstanding shares of DAP US Common Stock or DAP Canada Common Stock;

             (d) amend their Certificates or Articles of Incorporation or By-Laws (or other comparable governing documents);

             (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other Person, except under the credit facility referred to in Section 2.3(e) hereof in the ordinary course of business consistent with past practice;

             (f) (i) increase the rate or terms of compensation of any of its directors, officers or employees, except such increases as shall not exceed in the aggregate those contemplated by the 1999 Budget or in the ordinary course of business consistent with past practice or (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing Plan, Benefit Arrangement or other agreement or arrangement to any such director, officer or employee, whether past or present;

             (g) sell, transfer or otherwise dispose of, any of its material property or assets (other than inventory in the ordinary course of business or any of the Net Assets Held for Sale) or mortgage or encumber any of its material property or assets;

             (h) except for required payments pursuant to the Management Agreement, the Employee Lease Agreement and the DAP Intercompany Debt all as specified in Section 2.3 or intercompany insurance allocations consistent with past practice, make any loan to, or enter into or effect any other transaction with any member of the Wassall Group (other than between or among the DAP Entities) or the officers or directors of any such members;

             (i) enter into other material agreements, commitments or contracts, except agreements, commitments or contracts made in the ordinary course of business consistent with past practice;

             (j) make any changes in its accounting principles or practices;

             (k) fail to pay any material obligation or liability, except in the ordinary course of business or unless being contested in good faith;

             (l) make any capital expenditures (or commitment therefor) in excess of $50,000 (excluding any capital expenditures in progress as of the date hereof);

             (m) loan or advance funds to, or forgive any debt of, any Person, except in the ordinary course of business consistent with past practice;

             (n) amend the Employee Lease Agreement or the Management Agreement;

             (o) amend, cancel or endorse in any manner adverse to any of the DAP Entities any of the terms, conditions or funding arrangements related to any Insurance Policy;

             (p) enter into a new, or amend an existing Benefit Arrangement with any person except a newly hired employee subject to Buyer's approval which approval shall not be unreasonably withheld;

             (q) remove or otherwise use the funds in the Segregated Account, other than as permitted by Section 2.3 hereof; or

             (r) agree or commit to take any of the foregoing actions.

         6.2 ACCESS TO INFORMATION. (a) From the date of this Agreement to the Closing Date, Seller will cause the DAP Entities to (i) give Buyer and its authorized representatives reasonable access to all books, records, offices and other facilities and properties of the DAP Entities, (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request, (iii) cause its officers to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the DAP Entities as Buyer may from time to time reasonably request; (iv) permit an authorized representative of Buyer to have access to appropriate personnel of any DAP Entity (including the interim Chief Financial Officer of DAP US) as well as the offices and other facilities and properties of the DAP Entities for the purpose of reviewing and observing the day-to-day financial and accounting functions of the DAP Entities; PROVIDED, HOWEVER, that any such access shall be conducted at a reasonable time and in such a manner as not to interfere unreasonably with the operation of the business of any of the DAP Entities; and PROVIDED, FURTHER, that such right of access shall not grant to Buyer the right to conduct invasive environmental testing of any kind. All such information and access shall be subject to the terms and conditions of the Confidentiality Agreement.

             (b) After the Closing, upon reasonable written notice, Buyer will give or cause to be given to Seller and its authorized representatives, reasonable access to such information relating to the DAP Entities as is reasonably necessary for the preparation or filing of any tax return, financial statement or report, or is otherwise reasonably requested; PROVIDED, HOWEVER, that any such access shall be conducted at a reasonable time and in such a manner as not to interfere unreasonably with the operations of the business of any of the DAP Entities.

         6.3 ADJUSTED TRADE ACCOUNTS RECEIVABLES. (a) Prior to Closing, Seller shall cause the DAP Entities to commence preparing, and, after the Closing, Buyer shall cause the DAP Entities to continue to prepare and finalize under the direction of Seller, a schedule containing the calculation and amount of the Adjusted Trade Accounts Receivable. After the Closing, Buyer shall cooperate with Seller in this regard (including, without limitation, by providing Seller access to appropriate representatives of the DAP Entities and with such information as may be reasonably requested by Seller with respect to the preparation of such schedule). Such schedule shall be prepared from the books and records of the DAP Entities in accordance with GAAP and shall be delivered by Seller to Buyer within 20 Business Days after the Closing. Within 20 Business Days after the receipt of such schedule, Buyer shall acknowledge in writing to Seller its approval of the calculation and amount of Adjusted Trade Accounts Receivable set forth in such schedule, which approval shall not be unreasonably withheld.

             (b) After the Closing, Buyer shall cause the DAP Entities to use their commercially reasonable best efforts (and in no event, less than the same level of diligence as the DAP Entities use in seeking to collect trade accounts receivable in the conduct of their respective businesses) to collect all Adjusted Trade Accounts Receivable. Any trade accounts receivable collected from any customer thereof shall first be deemed to reduce the outstanding amount of Adjusted Trade Accounts Receivable payable by such customer.

         6.4 CONSENTS AND APPROVALS. Each of the parties hereto shall use its commercially reasonable efforts to obtain as promptly as practicable all Consents required in connection with the consummation of the transactions contemplated by this Agreement.

         6.5 FILINGS. All required waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act have expired or been terminated. Promptly after the execution of this Agreement, each of the parties hereto shall (and Seller shall use its commercially reasonable efforts to cause the DAP Entities to) prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdictions to the extent that such filings are necessary to consummate the transactions contemplated hereby and will use its commercially reasonable efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing.

         6.6 COVENANT TO SATISFY CONDITIONS. Seller will use its commercially reasonable efforts to ensure that the conditions set forth in Article IX hereof are satisfied, insofar as such matters are within the control of Seller, and Buyer will use its commercially reasonable efforts to ensure that the conditions set forth in Article VIII hereof are satisfied, insofar as such matters are within the control of Buyer.

         6.7 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall, at their own respective expense, take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by any party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

         6.8 PREPARATION OF MONTHLY MANAGEMENT ACCOUNT. In order to enable Wassall to comply with its public reporting requirements, Buyer will, as soon as practicable after the Closing Date, provide Seller a monthly management account for the DAP Entities for the month in which the Closing Date occurs in a manner and format consistent with the monthly management accounts prepared by DAP US prior to the Closing Date.

         6.9 INSURANCE MATTERS. (a) Buyer hereby covenants and agrees that, from and after the Closing, it shall not, and shall cause the other members of the Buyer Group not to, (i) submit any claim under any insurance policy maintained by any member of the Wassall Group, other than claims made in good faith, or
(ii) submit any claim based upon or arising out of events occurring or circumstances arising after the Closing Date under any insurance policy maintained by any member of the Wassall Group, other than insurance policies maintained solely by one or more of the DAP Entities (the "Joint Policies"), insuring against any loss, liability, damage or expense relating to the assets, businesses, operations, conduct, products and employees (including former employees) of the business of any DAP Entity, and Buyer further acknowledges and agrees that from and after the Closing, no member of the Wassall Group shall have any obligation to maintain or provide any insurance coverage for any loss that may be incurred by any member of the Buyer Group that is based upon or arises out of events occurring or circumstances arising after the Closing Date. On or prior to the Closing Date, Seller shall purchase excess products liability insurance coverage, the premium for which and all expenses related to which shall be the responsibility of Buyer and which shall be paid at or prior to the Closing, for all of the members of the Wassall Group and any of their Subsidiaries (excluding General Cable Corporation and its Subsidiaries but including the

DAP Entities) as of the Closing Date for the period commencing December 31, 1994 through and including the Closing Date of (pound)50,000,000 in excess of (pound)100,000,000 for such period which is, in all respects reasonably acceptable to Seller, including without limitation, on the same terms and quality of coverage as is provided under the relevant Insurance Policies. The Buyer Group shall, as promptly as practicable, provide Seller with a copy of each claim made under any of the Joint Policies. In addition, each of Buyer and Seller will provide the other with reasonable access to such information relating to the Joint Policies as the requesting party shall reasonably request.

             (b) From and after the Closing, the Buyer Group shall be solely responsible for all premiums, additional premiums (retrospective or otherwise), premium increases or adjustments relating to the insurance policies referenced in Section 6.9(a) hereof to the extent related to the DAP Entities. In addition, from and after the Closing, the Buyer Group shall be solely responsible for all claim deductibles, self-insured retentions, retrospective or adjusted premiums and any claims handling or service charges, premiums or expenses in respect of all claims made by, on behalf of or for the benefit of any of the DAP Entities under such policies and for any gaps in or limits on coverage applicable to such claims with respect to such policies. In no event shall the DAP Entities or the Buyer Group be entitled to submit any claim, or receive any benefit, under the insurance policies referred to in Section 6.9(a) in the event any of the DAP Entities or the Buyer Group breaches this paragraph (b).

         6.10 INTERCOMPANY ACCOUNTS. Subject to Sections 2.3 and 6.1, all intercompany debt (i) due and owing from the Wassall Group, or any Person related thereto, to any DAP Entity or (ii) due and owing to the Wassall Group, or any Person related thereto, from any DAP Entity shall be eliminated or paid in full as of the Closing Date.

         6.11 TRAVELERS LETTER OF CREDIT. If by the Closing, Buyer shall fail to cause Seller and its Affiliates to be discharged from any and all costs, liabilities and obligations relating to the Travelers Indemnity, after the Closing Buyer shall continue to use reasonable commercial best efforts to cause such discharge to be made and until such discharge has been made, Buyer shall indemnify Seller and its Affiliates with respect to any and all costs, liabilities and obligations relating to the Travelers Letter of Credit.

         6.12 TAX RETURNS. Buyer shall prepare and file all Tax returns that are required to be filed by any of the DAP Entities after the Closing Date, PROVIDED that with respect to any Tax returns (including, without limitation, any amended Tax returns) relating to periods (or portions thereof) ending on or prior to the Closing Date, Buyer shall prepare and file such Tax returns in a manner consistent with past practice of the DAP Entities and with Seller's reasonable input and prior consent, which consent shall not be unreasonably withheld.

         6.13 DAP CHILE S.A. In the event that on or prior to the Closing, all of the outstanding shares of DAP Chile S.A. have not been transferred to DAP US and DAP Canada as contemplated by Section 4.3 of the Disclosure Schedule, Buyer shall, as soon as reasonably practicable after the Closing, acquire or cause such DAP Entities or other Subsidiaries of Buyer to acquire such shares.

                                  ARTICLE VII.
                         EMPLOYEES AND EMPLOYEE BENEFITS

         7.1 EMPLOYEES. Buyer shall be responsible for and indemnify Seller and its Affiliates against any and all liability for severance benefits of any nature whatsoever, whether imposed by law, agreement or policy, including, but not limited to, any claim by any employee terminated after the Closing under the Worker Adjustment and Retraining Notification Act or any similar applicable state or local law, with respect to employees of any of the DAP Entities after the Closing.

         7.2 EMPLOYEE BENEFIT PLAN. Buyer shall maintain or cause the DAP Entities to maintain for a period of at least one year from the Closing Date the Plans or to substitute for such Plans other plans and policies of the Buyer or DAP Entities which shall provide benefits and coverage to current and retired employees of the DAP Entities that are in the aggregate no less favorable than the current benefits and coverage afforded by the Plans. Buyer will credit all such employees with service credit for their period of employment with the DAP Entities for eligibility and vesting purposes under all such plans of Buyer or one of its Affiliates covering such employees as if such service had been performed for Buyer of one of its Affiliates and shall waive all pre-existing condition exclusions with respect to group health plans of Buyer or one of its Affiliates (to the extent such pre-existing conditions were satisfied prior to the Closing Date under the DAP Entities' group health plans). Buyer or one of its Affiliates shall credit each such employee with all deductible payments and co-payments paid by such employee under the DAP Entities' group health plans prior to the Closing Date during the current year for purposes of determining the extent to which any such employee has satisfied any deductible or maximum out-of-pocket limitation under such plan for such plan year.

         7.3 INDEMNIFICATION. Buyer agrees that all rights to indemnification or exculpation now existing in favor of the DAP Indemnified Parties (i) as provided in their respective Certificates of Incorporation or By-Laws (or other comparable governing documents) or (ii) as provided in an agreement between a DAP Indemnified Party and a DAP Entity (the "Indemnification Agreements") or otherwise in effect on the date hereof, all of which are set forth in Section
7.3 of the Disclosure Schedule, shall, with respect to matters occurring on or prior to the Closing Date, continue in full force and effect for a period of not less than five years from the Closing Date; PROVIDED, HOWEVER, that, in the event any claim or claims are asserted or made within such five year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether a DAP Indemnified Party's conduct complies with the standards set forth in the Certificate of Incorporation or By-Laws (or other comparable governing documents) of a DAP Entity or under the Indemnification Agreements or otherwise shall be made by an independent arbitrator mutually acceptable to such DAP Entity and such DAP Indemnified Party (whose fees and expenses shall be paid by such DAP Entity).

         7.4 COBRA. Effective as of the Closing, Buyer shall be responsible for providing health care coverage to all "qualified beneficiaries" (as defined in Section 4980B(g)(1) of the Code) of current or former employees of the DAP Entities who have or have had a "qualifying event" (as defined in Section 4980B(f)(3) of the Code) prior to, on or following the Closing Date and who elect or have elected to receive continuation of health coverage pursuant to
Section 4980B of the Code, under welfare benefit plans maintained and sponsored by Buyer or one of its Affiliates.

                                 ARTICLE VIII.
                       CONDITIONS TO SELLER'S OBLIGATIONS

                  The obligations of Seller to effect the transactions contemplated hereby shall be subject to the fulfillment, or written waiver by Seller, at or prior to the Closing of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Buyer contained herein qualified as to materiality shall be true and correct, and the representations and warranties of Buyer contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date as though such representations and warranties were made at and as of such date (except for such representations and warranties which are by their terms made as of an earlier date, which shall speak only as of such date).

         8.2 PERFORMANCE. Buyer shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         8.3 NO INJUNCTION OR PROCEEDING. No Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby. No action or proceeding by any Governmental Entity shall have been commenced (and be pending) against Buyer, Seller, any DAP Entity or any of their respective Affiliates, associates, officers or directors seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith.

         8.4 CONSENTS. All Consents listed in Section 5.3 of the Disclosure Schedule shall have been obtained.

         8.5 SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated by this Agreement shall have been approved by the holders of the required percentage of Wassall's outstanding ordinary shares at the EGM.

         8.6 RELATED MATTERS. The transactions contemplated by Sections 2.3(b) and (c) hereof shall have occurred and Buyer shall have furnished to Seller evidence thereof.

         8.7 CERTIFICATES. Buyer shall have furnished Seller with certificates to evidence its compliance with the conditions set forth in this Article VIII in the form attached as Annex D.

         8.8 DAP GUARANTEE. The guarantee made by DAP US pursuant to the Guarantor Accession Agreement, dated March 15, 1999, between DAP US and The Bank of Nova Scotia, as agent and arranger, shall be cancelled and of no further force and effect.

         8.9 INSURANCE. Buyer shall have paid to Seller all amounts required to be paid by it pursuant to the second sentence of Section 6.9(a), provided Seller has actually purchased such insurance policies.

                                  ARTICLE IX.
                        CONDITIONS TO BUYER'S OBLIGATIONS

                  The obligation of Buyer to effect the transactions contemplated hereby shall be subject to the fulfillment, or written waiver by Buyer, at or prior to the Closing of each of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller contained herein qualified as to materiality shall be true and correct, and the representations and warranties of Seller contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date as though such representations and warranties were made at and as of such date (except for such representations and warranties which are by their terms made as of an earlier date, which shall speak only as of such date).

         9.2 PERFORMANCE. Seller shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         9.3 NO INJUNCTION OR PROCEEDING. No Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby. No action or proceeding by any Governmental Entity shall have been commenced (and be pending) against Buyer, Seller, DAP US, DAP Canada or any of their respective Affiliates, associates, officers or directors seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith.

         9.4 CONSENTS. All Consents listed in Section 4.5 of the Disclosure Schedule shall have been obtained.

         9.5 SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated by this Agreement shall have been approved by the holders of the required percentage of Wassall's outstanding ordinary shares at the EGM.

         9.6 TERMINATION LETTER. The Termination Letter shall have been duly executed and delivered by the relevant members of the Wassall Group at or immediately prior to the Closing.

         9.7 RELATED MATTERS. The transaction contemplated by Section 2.3 shall have occurred and Seller shall have furnished to Buyer evidence thereof.

         9.8 CERTIFICATES. Seller shall have furnished Buyer with certificates to evidence compliance by Seller with the conditions set forth in this Article IX in the form attached as Annex E.

         9.9 FIRPTA CERTIFICATE. DAP US shall have furnished Buyer with a statement in accordance with Treas. Reg. Section 1.1445-2(c)(3) certifying that the DAP US Common Stock are not a United States real property interest within the meaning of Section 897(c) of the Code.

         9.10 DAP GUARANTEE. The guarantee made by DAP US pursuant to the Guarantor Accession Agreement, dated March 15, 1999, between DAP US and The Bank of Nova Scotia, as agent and arranger, shall be cancelled and of no further force and effect.

                                   ARTICLE X.
                              AGREEMENTS OF WASSALL

         10.1 GUARANTY OF WASSALL. The ultimate parent of the DAP Entities, Wassall, absolutely and unconditionally guarantees to Buyer, the due observance and punctual payment and performance by Seller of, and compliance by Seller with, all of the terms, conditions and covenants of Seller contained in this Agreement, when and as the same shall become due and owing or are to be observed or performed, including, but not limited to, all indemnification obligations, if any, which may become due and owing from Seller under Article XI of this Agreement.

         10.2 WASSALL EGM. Wassall shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the EGM for the purpose of approving this Agreement and the transactions contemplated by this Agreement. Wassall shall, through its board of directors, recommend in its shareholders' circular approval of the foregoing matters

         10.3 CASH COLLATERAL AGREEMENT. Buyer acknowledges that Wassall has a first lien and security interest in the Cash Collateral (as such term is defined in the Cash Collateral Agreement), and that such interest is not assignable by Wassall without the written consent of the other parties to the Cash Collateral Agreement. Wassall agrees that it will not seek to enforce any rights it may have in the Cash Collateral to the detriment of DAP US. Wassall also agrees, at the request of Buyer, that it shall use commercially reasonable efforts to (i) cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits of Wassall's interest in the Cash Collateral Agreement to Buyer as long as Buyer promptly reimburses Wassall for all payments, charges or other liabilities made or suffered by Wassall in connection therewith, and (ii) enforce, at the expense and for the account of Buyer, any and all rights of Wassall arising from Wassall's interest in the Cash Collateral Agreement against the other parties thereto.

                                  ARTICLE XI.
                       INDEMNIFICATION AND RELATED MATTERS

         11.1 INDEMNIFICATION. (a) Subject to the provisions of this Article XI, Seller agrees to indemnify and hold harmless the Buyer Group and the Buyer Group's respective directors, officers, attorneys, accountants, agents and employees and their respective heirs, successors and assigns (the "Buyer Indemnified Parties"), from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, Taxes, penalties, interest and expenses (including, without limitation, reasonable accountants' and attorneys' fees), but excluding consequential damages and lost profits (except to the extent due to a third party pursuant to a third-party claim) (collectively, "Losses"), including, without limitation, those arising from third-party claims, arising out of, based upon, attributable to or resulting from:

              (i) the failure of any of the representations or warranties of Seller set forth in Article IV to be true and correct as of Closing Date for the applicable periods such representations or warranties survive; or

              (ii) the breach of any covenant or other agreement on the part of Seller under the terms of this Agreement.

             (b) Subject to the provisions of this Article XI, Buyer hereby agrees to, and shall cause the DAP Entities to, indemnify and hold harmless, the Wassall Group and the Wassall Group's respective directors, officers, attorneys, accountants, agents and employees and their respective heirs, successors and assigns from and against any and all Losses, including, without limitation, those arising from third-party claims, arising out of, based upon, attributable to or resulting from:

              (i) the failure of any of the representations or warranties of Buyer set forth in Article V to be true and correct as of the Closing Date for the applicable periods such representations or warranties survive; or

              (ii) the breach of any covenant or other agreement on the part of Buyer under the terms of this Agreement; or

              (iii) the ownership of the Shares or the ownership or operation by the DAP Entities or any predecessor or predecessors thereof of their respective businesses or assets, regardless of when such Losses arose or arise and regardless of by whom or when any claim for any such Losses is asserted, except to the extent Seller has expressly agreed to indemnify the Buyer Indemnified Parties therefor pursuant to Sections 11.1(a)(i) and (ii).

         11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto hereby agree that the representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder; PROVIDED, HOWEVER, that any claims or actions with respect thereto (other than claims for indemnification with respect to the representations and warranties contained in Section 4.12, which shall survive for periods coterminous with any applicable statutes of limitation and the representations and warranties with respect to title to the Shares contained in Section 4.2, which shall survive indefinitely) shall terminate unless within eighteen months after the Closing Date written notice of such claims setting forth the nature of the claims with reasonable specificity is given to the Indemnifying Party (as defined in Section 11.4(a) below) or such actions are commenced.

         11.3 LIMITATIONS ON INDEMNIFICATION BY SELLER. (a) Seller shall not have any liability under Section 11.1(a) (excluding a breach by Seller of any of the representations and warranties with respect to title to the Shares contained in Section 4.2 and the representations and warranties contained in Section 4.12) unless the aggregate amount of Losses to the Buyer Indemnified Parties finally determined to arise thereunder exceeds $3,000,000 (the "Basket") and, in such event, Seller shall be required to pay the entire amount of such Losses in excess of the Basket, subject to the limitations set forth in Sections 11.3(b),
(c) and (d) and Section 11.8.

             (b) A breach of a representation or warranty of Seller set forth in
Article IV (excluding a breach by Seller of any of the representations and warranties with respect to title to the Shares contained in Section 4.2, the representations and warranties contained in Section 4.12 and the representation and warranty with respect to the collectibility of trade accounts receivable contained in Section 4.21) or a breach of a covenant or other agreement on the part of Seller under the terms of this Agreement shall be deemed to have occurred if (but only if) any such breach results in an individual Loss of $15,000 or more.

             (c) The aggregate amount that the Buyer Indemnified Parties shall be entitled to recover pursuant to this Article XI for any Loss or Losses shall be limited to $50,000,000.

             (d) With respect to any trade account receivable not collected within 90 days after the due date reflected on the invoice for such trade account receivable (the "90 Day Period"), the Buyer Indemnified Parties shall not be entitled to make a claim for indemnification under this Article XI for a breach by Seller of the representation and warranty with respect to the collectibility of such trade account receivable contained in

Section 4.21 unless (i) Buyer causes the DAP Entities to timely make claims under any insurance policies covering such trade account receivable to recover the outstanding amount of such trade account receivable on behalf of Seller who shall be entitled to receive the insurance proceeds thereof and (ii) within 60 days after the expiration of the 90 Day Period, Buyer (x) notifies Seller in writing of its intention to make a claim for indemnification under this Article XI in respect of such trade account receivable and (y) causes the relevant DAP Entity to transfer to Seller or its designee such trade account receivable, together with a copy of the credit file for the relevant customer. With respect to any such trade account receivable (each, a "Seller Receivable"), Buyer agrees that Seller shall have the right and authority to collect for its own account such Seller Receivables and to endorse the name of any of the DAP Entities on any check received on account of any such Seller Receivables. In addition, Buyer also agrees to cause the DAP Entities promptly to transfer and deliver to Seller any cash or other property that the DAP Entities may receive in respect of such Seller Receivables. Notwithstanding the foregoing, if at the end of the eighteen month period referred to in Section 11.2 no payment has been made or is due Buyer pursuant to this Article XI (as a result of giving effect to the Basket and the offset provided by Section 11.7), Seller shall pay to Buyer an amount equal to the aggregate of all amounts actually received by it in respect of the Seller Receivables, minus the sum of (x) the out-of-pocket expenses incurred by Seller related to the collection thereof, and (y) 10% of the aggregate amount actually received by Seller to cover Seller's internal costs and administrative expenses; PROVIDED, HOWEVER, that if, by the end of such eighteen month period, written notice has been given or an action has been commenced in respect of a breach of the representation and warranty set forth in Section 4.21 which has not been resolved as of such date, the determination as to whether any amounts shall be payable to Buyer pursuant to this sentence shall be postponed until the earlier of the date on which (i) a payment is made or becomes due Buyer pursuant to this Article XI (other than by operation of this sentence), in which case no amounts shall be payable to Buyer pursuant to this sentence, and (ii) all such claims are resolved.

         11.4 INDEMNIFICATION PROCEDURES. (a) Any Person entitled to make a claim for indemnification under Section 11.1 (an "Indemnified Party") not involving a claim or demand by a third party, may make a claim for indemnification by giving written notice of the assertion of such claim covered by this indemnity to the Person from whom it is seeking indemnification (the "Indemnifying Party"). With respect to third-party claims, all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth below in this Section 11.4. In the event that any written claim or demand for which the Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"); PROVIDED, HOWEVER, that the Indemnified Party's failure to provide such notice in not more than 30 days shall not preclude the Indemnified Party from being indemnified for such claim or demand, except to the extent that the failure to give timely notice results in the forfeiture of substantive defenses available to the Indemnifying Party. The Indemnifying Party shall have 30 days (or such shorter period as may be necessary under the circumstances) from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense and to negotiate, settle or otherwise deal with such claim or demand. If any Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the prior written consent of the Indemnifying Party. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third-party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel, without charge, access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its commercially reasonable best efforts in the defense of all such claims or demands.

             (b) Except in the case of common law fraud, this Article XI shall be the exclusive remedy of the Indemnified Parties for any Losses arising out of this Agreement or the transactions contemplated hereby.

         11.5 TAX TREATMENT OF INDEMNITY PAYMENTS. The parties agree that any indemnity payment made pursuant to this Article XI shall be treated by the parties on their respective tax returns as an adjustment to the Purchase Price.

         11.6 COMPUTATION OF LOSSES. The amount of any Loss subject to indemnification under this Article XI shall be calculated net of (i) any Tax benefit actually realized by the Indemnified Party on account of such Loss and
(ii) insurance proceeds (net of direct collection expenses and deductibles) received by the Indemnified Party on account of such Loss. In the event that a Tax benefit is actually realized as set forth in clause (i) above or an insurance recovery is made by the Indemnified Party with respect to any Loss for which any such Person previously has been indemnified, then a refund equal to the aggregate amount of the realized Tax benefit or recovery (net of all direct collection expenses, deductibles and Taxes payable with respect thereto) shall be made promptly to the Indemnifying Party.

         11.7 NET PROCEEDS OFFSET. The Deemed Net Proceeds, if any, shall be applied to offset the amount of any payment due by Seller to Buyer under this
Article XI as a result of a breach of any representation or warranty set forth in Sections 4.20 and/or 4.21.

         11.8 ENVIRONMENTAL CLAIMS. Notwithstanding anything to the contrary herein, any Losses of a Buyer Indemnified Party arising out of or related to a breach of Section 4.17 ("Environmental Losses") shall be subject to the following terms and conditions:

             (a) With respect to any Environmental Losses relating to the operation or condition of the property owned, operated, leased or held by any DAP Entity or any predecessor or predecessors thereof or its business or assets on or prior to September 20, 1991, a Buyer Indemnified Party may only make a claim against Seller after (i) exhausting all costs to be incurred by the DAP Entities under Section 9.5 of the USG Agreement, and, then, (ii) using its best commercial efforts to obtain indemnification for any such Environmental Losses from USG pursuant to the USG Agreement. To the extent Seller must indemnify a Buyer Indemnified Party for an Environmental Loss covered by this clause (a), a Buyer Indemnified Party shall and shall cause the DAP Entities to reasonably cooperate with Seller in any claim Seller decides to make against USG for such Loss;

             (b) A Buyer Indemnified Party shall not voluntarily undertake any investigation or remediation of the soil or groundwater at any property currently owned or operated by any of the DAP Entities unless such investigation or remediation is (i) required by Environmental Laws; (ii) reasonable and prudent to mitigate or prevent a potential Environmental Loss; or (iii) is conducted by a Buyer Indemnified Party with a reasonable basis to believe that there exists a condition that presents a risk to human health and safety or the environment; and

             (c) A Buyer Indemnified Party shall have the right to control the defense of any administrative or judicial action associated with any Environmental Loss and, subject to the limitation in clause (b) above, the planning and implementation of any investigation and remediation, including, but not limited to, negotiations and settlements with Government Entities as well as the retention of environmental consultants and other necessary professionals; provided that any required remediation shall be undertaken by qualified environmental professionals, in a reasonable and cost-effective manner, taking into account the industrial use of the property if permitted and any applicable and permitted risk based cleanup standards, and shall be performed in compliance with all applicable Orders, provided that cleanup standards for property owned or operated by any DAP Entity shall be no more stringent than industrial use unless otherwise required by a Governmental Entity; and provided that if Buyer or any DAP Entity changes the use of a DAP property, Seller shall only be liable for remediation costs and liabilities consistent with cleanup standards based on industrial use; provided further, that a Buyer Indemnified Party shall provide Seller with (i) periodic status reports regarding the progress of any such remediation and, at Seller's request, the opportunity to review any materials related to the investigations and remediation; (ii) copies of all reports and material communications between Seller or a DAP Entity and a Government Entity; and (iii) any other material and relevant documentation or information reasonably requested by Seller with respect to any Environmental Loss.

                                  ARTICLE XII.
                          TERMINATION AND ABANDONMENT

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

             (a) by mutual consent of Seller and Buyer;

             (b) by either Seller or Buyer at any time after the expiration of 60 days from the date hereof if, through no fault of the party seeking termination, the Closing shall not have occurred;

             (c) subject to clause (b), by Buyer, if there has been a material violation or breach by Seller of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Buyer incapable of fulfillment and such violation or breach has not been cured in all material respects or waived by Buyer within 20 Business Days after written notice thereof;

             (d) subject to clause (b), by Seller, if there has been a material violation or breach by Buyer of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Seller incapable of fulfillment and such violation or breach has not been cured in all material respects or waived by Seller within 20 Business Days after the written notice thereof; or

             (e) by either Buyer or Seller if there shall be in effect any Order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

         12.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 12.1 hereof, written notice thereof shall forthwith be given to the other party or parties hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

             (a) upon request therefor, each party will redeliver all documents, work papers and other material of any other party or of any of the DAP Entities relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing or causing to be furnished the same;

             (b) all information received by Buyer with respect to the business of the DAP Entities shall be held subject to and in accordance with the terms of the Confidentiality Agreement, which agreement shall continue notwithstanding the termination of this Agreement;

             (c) then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the parties hereto; PROVIDED, HOWEVER that, with respect to any termination pursuant to Section 12.1(b), (c) or (d), nothing in this Section 12.2(c) shall be deemed to constitute a waiver of any rights or remedies otherwise available under this Agreement, by operation of law or otherwise, to the party who so terminates; and

             (d) all filings, applications and other submissions made pursuant to Section 6.5 hereof shall, to the extent practicable, be withdrawn from the agency or other Person to which made.

                                 ARTICLE XIII.
                            MISCELLANEOUS PROVISIONS

         13.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented at any time by the parties hereto. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

         13.2 EXTENSION; WAIVER. At any time prior to the Closing Date, the party entitled to the benefits of the respective term or provision may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party entitled to the benefits of such extended or waived term or provision.

         13.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than the Confidentiality Agreement) and (b) shall not be assigned or transferred by Buyer by operation of law or otherwise; PROVIDED, HOWEVER, that Buyer may assign its rights and obligations to any wholly-owned Subsidiary of Buyer (unless to do so would restrict or delay the consummation of the transactions contemplated by this Agreement), but no such assignment shall relieve Buyer of its obligations hereunder. This Agreement shall be binding upon and insure to the benefit of the parties and their respective successors and permitted assigns.

         13.4 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

         13.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission or three days after being mailed by registered or certified mail

(return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                  (a)      if to Seller, to:

                           Wassall DAP Holdings B.V.
                           Schouwburgplein 30-34
                           3012 CL Rotterdam
                           The Netherlands
                           Telephone: 011-31-10-224-5328
                           Telecopy:  011-31-10-411-7894
                           Attention: Robert van't Hoeft

            with copies to:

                           Wassall USA, Inc.
                           301 Riverside Avenue
                           Westport, Connecticut  06880
                           Telephone: (203) 222-2211
                           Telecopy:  (203) 226-8500
                           Attention: Marshall D. Gringauz

                                       and

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Telephone: (212) 310-8000
                           Telecopy:  (212) 310-8007
                           Attention: Ellen J. Odoner

                  (b)      if to Wassall, to:

                           Wassall PLC
                           39 Victoria Street
                           London SWIP OEE
                           England
                           Telephone: 011-44-171-333-0303
                           Telecopy:  011-44-171-333-0304
                           Attention: Simon A. Peckham
                           with copies to:

                           Wassall USA, Inc.
                           301 Riverside Avenue
                           Westport, Connecticut  06880
                           Telephone: (203) 222-2211
                           Telecopy:  (203) 226-8500
                           Attention: Marshall D. Gringauz

                                      and

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Telephone: (212) 310-8000
                           Telecopy:  (212) 310-8007
                           Attention: Ellen J. Odoner

                  (c)      if to Buyer, to:

                           RPM, Inc.
                           2628 Pearl Road, P.O. Box 777
                           Medina, Ohio  44258
                           Telephone: (330) 273-5090
                           Telecopy:  (330) 225-6574
                           Attention: P. Kelly Tompkins

                           with a copy to:

                           Calfee, Halter & Griswold LLP
                           1400 McDonald Investment Center
                           800 Superior Avenue
                           Cleveland, Ohio  44114
                           Telephone: (216) 622-8200
                           Telecopy:  (216) 241-0816
                           Attention: Edward W. Moore

         13.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

         13.7 SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such court. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

             (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 13.5 hereof.

         13.8 PUBLICITY. Buyer and Seller will consult with each other before issuing, and provide each other a reasonable opportunity to provide input with respect to any press release or other public statements or filings with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement or filing prior to providing such opportunity, except as may be required by applicable law, court process or obligations pursuant to the requirement of any stock exchange upon which the securities of Buyer or of Wassall are listed.

         13.9 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         13.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be effective upon execution and delivery of either manually signed or facsimile signed signature pages.

         13.11 FEES AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, all legal, accounting and other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, it being understood that in no event shall the DAP Entities bear any of the legal costs and expenses of Seller incurred in the negotiation and preparation of this Agreement and the negotiation of the transactions contemplated hereby.

         13.12 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, except as set forth in Sections 7.2 and 7.3 hereof, nothing in this Agreement, express or implied, is intended by or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be signed by its duly authorized officers as of the date first above written.

                            WASSALL DAP HOLDINGS B.V.



                            By: /s/ Marshall D. Gringauz
                                --------------------------
                                Name: Marshall D. Gringauz
                                Title: Attorney-In-Fact



                            WASSALL PLC



                            By: /s/ Kevin J. Doyle
                                --------------------------
                                Name: Kevin J. Doyle
                                Title: Director



                            RPM, INC.



                            By: /s/ Thomas C. Sullivan
                                --------------------------
                                Name: Thomas C. Sullivan
                                Title: Chairman and Chief
                                       Executive Officer